SUB-ITEM 77Q3

AIM TRIMARK FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 4/30/2009
FILE NUMBER :      811-05426
SERIES NO.:        17

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $    306

        2 Dividends for a second class of open-end company shares (000's
          Omitted)
          Class B               $     15
          Class C               $     17
          Class R               $      6
          Class Y               $      5
          Institutional Class   $     --

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                 0.1633

        2 Dividends for a second class of open-end company shares (form
          nnn.nnnn)
          Class B                 0.0305
          Class C                 0.0305
          Class R                 0.1195
          Class Y                 0.1641
          Institutional Class     0.2413

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                  1,562

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                    408
          Class C                    508
          Class R                     59
          Class Y                     20
          Institutional Class          1

74V.    1 Net asset value per share (to nearest cent)
          Class A               $   7.48

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $   7.33
          Class C               $   7.34
          Class R               $   7.45
          Class Y               $   7.49
          Institutional Class   $   7.52